SUNAMERICA SERIES TRUST
GLOBAL BOND PORTFOLIO
GOLDMAN SACHS ASSET MANAGEMENT INTERNATIONAL
QUARTER ENDED: 31 MARCH 2004

  Procedures Pursuant to Rule 10f-3

	Securities Purchased


Name of Issuer                  Mizuho Finance Group (Cayman), Ltd.

Title of Security               MIZUHO 5.79% 4/15/14

Date of First Offering          2/27/04

Amount of Total Offering        1,500,000,000

Unit Price              99.952

Underwriting Spread or Commission               0.65

Maturity Date           4/15/2014

Current Yield           5.79%

Yield to Maturity               5.80%

Subordination Features          Bank Guaranteed

Total Par Value of Bonds Purchased              470,000

Dollar Amount of Purchases              484,587

Number of Shares Purchased              470,000

Years of Continuous Operation           In operation for greater than 3 years

Offering Type:          U.S. Registered

Percentage of Offering Purchased                0.0003%
by Portfolio

Percentage of Offering Purchased by             3.0047%
other Portfolios of the Trust and
other Investment Companies advised
by the Adviser or any Subadviser

Sum of (18) and (19)            3.0050%

Percentage of Portfolio Assets          0.35%
Applied to Purchase

Name(s) of Underwriter(s) or            Merril Lynch and Deutsche Bank
Dealer(s) from whom Purchased

Name of Underwriters            Merrill Lynch & Co., Deutsche Bank,
			Citigroup, Morgan Stanley, Goldman  Sachs & Co.
			Mizuho International plc